UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LRAD Corporation

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Positioned for Value Creation Investor Update February 2013

LRAD CORPORATION

Forward Looking Statements and Important Information This presentation contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements. These risks and uncertainties are identified and discussed in our filings with the SEC. These forward-looking statements are based on information and management’s expectations as of the date hereof. Future results may differ materially from our current expectations due to a variety of factors including, among others, general economic conditions, our dependence on a limited number of customers, our dependence on continued sales to U.S. and international governments and businesses that sell to governments, our ability to obtain financing on favorable terms, or at all, and our ability to expand our customer base and the acceptance of our products. For more information regarding other potential risks and uncertainties, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended September 30, 2012. We disclaim any intent or obligation to update those forward-looking statements, except as otherwise specifically stated. ADDITIONAL INFORMATION AND WHERE TO FIND IT This presentation may be deemed to be solicitation material in respect of a proxy contest for the election of directors to the Board of Directors of the Company. The Company will be filing a proxy statement with the SEC. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov, or upon written request to the Secretary of LRAD Corporation at 16990 Goldentop Road, Ste. A, San Diego, California 92127. PARTICIPANTS IN SOLICITATION The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a proxy contest for the election of directors to the Board of Directors of the Company. Information concerning these participants is set forth in the proxy statement, dated January 23, 2012, relating to the Company’s 2012 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A, and the Company’s 2012 Annual Report on Form 10-K/A, as filed with the SEC on January 22, 2013. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2013 Annual Meeting of Stockholders and other relevant materials, including the Company’s proxy statement, will be filed with the SEC when they become available. Confidential & Proprietary © 2013, LRAD Corporation

Statements of Operations ($000’s) 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 Revenues: Product sales $ 1,070 $ 5,582 $ 10,013 $ 8,607 $ 9,424 $ 10,648 $ 14,902 $ 16,536 $ 26,020 $ 14,219 Contract and other 245 171 183 316 477 542 316 158 487 573 Total revenues 1,315 5,753 10,196 8,923 9,901 11,190 15,218 16,694 26,507 14,792 Cost of revenues 1,544 3,574 5,784 6,072 6,509 6,779 7,832 7,520 10,577 7,314 Gross profit (229) 2,179 4,412 2,851 3,392 4,411 7,386 9,174 15,930 7,478 Operating expenses: Selling, general and administrative 4,839 5,453 9,234 9,537 7,053 7,503 5,703 4,660 8,464 4,541 Research and development 2,493 3,222 4,710 1,910 2,276 3,354 1,992 2,062 2,484 1,660 Total operating expenses 7,332 8,675 13,944 11,447 9,329 10,857 7,695 6,722 10,948 6,201 (Loss) income from operations $ (7,561) $ (6,496) $ (9,532) $ (8,596) $ (5,937) $ (6,446) $ (309) $ 2,452 $ 4,982 $ 1,277 Net (loss) income $ (8,227) $ (6,441) $ (9,235) $ (7,708) $ (5,561) $ (6,360) $ (1,043) $ 2,984 $ 5,023 $ 1,462 Confidential & Proprietary © 2013, LRAD Corporation

Opportunities: International Working with a Chinese Manufacturer with close ties to the Public Safety and Military Markets to evaluate establishing a manufacturing base in China to service this region. Chinese product content is required Initial penetration of our new LRAD 360X product: The mass notification market is large and we have a very strong product offering to penetrate this growing market This quarter our first significant order of the LRAD 360X™ mass notification product will be installed in Asia We are working on finalizing a teaming agreement with Marubeni, our partner in the Asia-Pacific region, and a major wireless carrier, to begin marketing our product as part of a turnkey tsunami warning system throughout Asia. We recently introduced our LRAD 360X mass notification system on a trial basis as an upgrade to current mosque “call to prayer” sound systems. Initial feedback has been positive Confidential & Proprietary 5 © 2013, LRAD Corporation

Opportunities: International Responded to a Request for Information (“RFI”) from the Indian Navy. Working on additional opportunities with the Indian Coast Guard and Army. Developed several new representatives in the Middle East. Working on vehicle, small boat and oil platform applications. New representative in South Africa. We’re working new opportunities in the maritime and mining markets of that nation. Developing new business in South America. We’ve had initial success in Colombia, and we are working other opportunities in Brazil, Venezuela and Peru. Confidential & Proprietary 6 © 2013, LRAD Corporation

Opportunities: U.S. Market 2012 was a breakthrough year for sales into the law enforcement market. Continuing to expand this market through targeted advertising and word of mouth. High-level meetings scheduled with the Department of Energy and Border Patrol in early March. In response to increasing gun violence on school campuses, late last year we initiated our first marketing efforts for campus security highlighting our LRAD 360X and other systems to assist law enforcement to distract and deter armed threats and communicate campus wide warnings and instructions to students, staff and faculty. Early interest from large schools and universities has been positive. Working to secure FAA approval for LRAD installations at U.S. airports for bird mitigation. Currently conducting a trial with the FAA. Confidential & Proprietary 7 © 2013, LRAD Corporation …

Opportunities: U.S. Market In December, we began working with two major defense integrators on developing a perimeter security system to be deployed on U.S. government assets around the world. We are anticipating an opening order this quarter. This has the potential to be a significant piece of business in the near-term and has separate funding; it is not tied to defense budget approval. We conducted trials in October 2012 with our partner, Kongsberg, and the U.S. Army testing the components of the CROWS Escalation of Force package (the LRAD 300X™ is a key component). Testing went well and we continue to work this opportunity. In 2010, the U.S. Army issued an RFI for 6,350 units of an Acoustic Hailing Device, separate from the Kongsberg opportunity. The RFI went unfunded. In November 2011, the U.S. Army reissued the RFI. Funding appears to be tied up in the 2013 U.S. Government budget. Our understanding is the program is moving forward and budget approval could provide funding, which would result in a competitively bid RFP. We believe we have the best AHD in a competitive bid scenario. Confidential & Proprietary 8 © 2013, LRAD Corporation

Current Board Biographical Information Confidential & Proprietary © 2013, LRAD Corporation

Thomas R. Brown Thomas R. Brown, age 62, has been a director since March 2006 and was appointed as President and Chief Executive Officer in August 2006 and Chairman of our Board of Directors in April 2009. Mr. Brown served as President of BrownThompson Executive Search, a financial executive search firm, from April 2005 to August 2006. Mr. Brown was employed by Sony Electronics, Inc. from February 1988 to September 2004. From April 2001 to September 2004, Mr. Brown was Executive Vice President and Deputy President of the Engineering and Manufacturing division of Sony Electronics, Inc., where he was responsible for supply chain operations including Information Technology, Procurement, Customer Service, North American Manufacturing Operations and Finance. From April 2000 to September 2004, Mr. Brown was concurrently the Executive Vice President and President of Information Technology Division for Sony Electronics, where he was responsible for establishing the North American personal computer manufacturing division. Mr. Brown is a member of the board of directors of Mad Catz Interactive, Inc. (AMEX/TSX: MCZ), a provider of video game accessories. Mr. Brown holds a B.A. in Economics from Rutgers University. Mr. Brown’s extensive business experience and background, demonstrated leadership as an executive at Sony Electronics, his prior board experience, and his service as our Chief Executive Officer since 2006, qualify him to serve on our Board. Confidential & Proprietary © 2013, LRAD Corporation

Helen C. Adams Helen C. Adams, age 53, has been a director since March 2010. In January 2013, Ms. Adams became the Managing Partner of the San Diego office of Haskell & White LLP, a certified public accounting firm. Previously, Ms. Adams spent 27 years as a partner and certified public accountant with Deloitte & Touche LLP. Ms. Adams’ experience and background with Deloitte was particularly focused on emerging technologies and alternative energy. Ms. Adams has served in executive positions on the boards of directors of the Senior Community Centers, Make a Wish of San Diego, and the YWCA, and in professional organizations such as the San Diego Corporate Directors Forum, the San Diego Chairmen’s Roundtable and the American Wind Energy Association. Ms. Adams has also served as Chairman of the Board of Directors of Athena – San Diego, a professional organization for executive women in science and technology, and currently serves as the audit committee chair for the California State University at San Marcos Foundation. Ms. Adams is a certified public accountant, and has a B.S. in Accounting from San Diego State University. Ms. Adam’s qualifications to serve on the board include her strong financial acumen and broad business knowledge developed through her more than 30 years of experience in public accounting, and the corporate governance experience she gained through her role as Partner in a large, international accounting firm and extensive prior board experience. Confidential & Proprietary © 2013, LRAD Corporation

Laura M. Clague Laura M. Clague, age 53, has been a director since February 2007. Ms. Clague is the vice president, corporate controller of Amylin Pharmaceuticals, Inc., LLC, a wholly owned subsidiary of Bristol-Myers Squibb, a biopharmaceutical company, where she has served since 2003. From 1988 to 1999, Ms. Clague was the director of finance and accounting operations, controller and accounting manager at Sony Electronics, Inc. From 1985 to 1988, Ms. Clague served as internal audit supervisor at Cubic Corporation. From 1982 to 1985, Ms. Clague held various audit positions at KPMG, the last of which was audit supervisor. Ms. Clague is a certified public accountant, and has a B.S. in Business Administration from Menlo College. Ms. Clague’s qualifications to serve on the board include her significant experience as a financial executive in a publicly traded company, as well as her strong accounting and finance background resulting from her years in public accounting and industry. Confidential & Proprietary © 2013, LRAD Corporation

Raymond C. Smith Raymond C. Smith, age 69, has been a director since March 2006. Admiral Smith served 31 years in the U.S. Navy SEALS until his retirement in 2001. He held various leadership positions, most recently Director of Assessment of the Office of the Chief of Naval Operations, where he directed capability assessment for the U.S. Navy. During his service with the Navy SEALS, Admiral Smith held positions based in San Diego, California, Tampa, Florida and Newport, Rhode Island. From 2001 to 2002, Admiral Smith was Chief Operating Officer of Cathedral of Our Lady of Angels in Los Angeles, where he supervised all business activities within the Cathedral complex. From 2003 to 2005, Admiral Smith was President of Seraphim Realty Foundation, a Los Angeles charitable organization dedicated to assisting charities with donated real estate as a means of increasing their endowments. Admiral Smith is a director of EP Global Communications, Inc., publisher of Exceptional Parent magazine and provider of other services for families of people with disabilities and special health care needs. Admiral Smith obtained a B.S. in Engineering from the U.S. Naval Academy in 1967 and an M.S. in Oceanography from the Naval Postgraduate School in 1974. Admiral Smith’s extensive senior military leadership experience, in addition to his strong team building, strategic planning, project management and budgetary responsibilities through his 31 years in the U.S. Navy SEALS qualifies him to serve on our Board. Confidential & Proprietary © 2013, LRAD Corporation

George William “Bill” VanDeWeghe, Jr. George William “Bill” VanDeWeghe, Jr., age 51, was appointed to the Board of Directors in August, 2012. He currently serves as Managing Director of RA Capital Advisors LLC. Mr. VanDeWeghe joined RA Capital Advisors in January 2006. Mr. VanDeWeghe heads RA Capital’s defense industry team developing strategies for clients and executing all facets of M&A transactions and financings. Also, since February 2010, he has served as a senior strategic advisor and independent consultant for McKenna Long & Aldridge LP’s (MLA) San Diego office. In this capacity, Mr. VanDeWeghe advises and assists companies with corporate matters, business disputes, government contracting and political issues. He also serves as an Advisor of BrightScope, Inc., Redhorse Corporation, Project Resources Inc., and ODME Solutions, LLC. Mr. VanDeWeghe was previously a shareholder with the law firm Klinedinst PC. During the 15 years that he practiced law, he worked with a broad variety of corporations throughout southern California, advising executives and business leaders on numerous issues involving their companies. He served as an artillery officer on active duty in the Army from 1983 to 1987, followed by a position commanding a firing battery in the Virginia National Guard. Mr. VanDeWeghe earned his bachelor’s degree at Princeton University and his law degree at the Marshall-Wythe School of Law at the College of William and Mary. Mr. VanDeWeghe’s diverse experience advising companies on strategic business matters as well as his extensive business relationships within the defense industry qualify him to serve on the board. Confidential & Proprietary © 2013, LRAD Corporation

Board of Directors

2006	2007	2008	2009	2010	2011	2012
Elwood G. Norris (Chairman) (Start 1980)	Elwood G. Norris (Chairman)	Elwood G. Norris (Chairman)	Elwood G. Norris	Elwood G. Norris (Left 6/10)		
David J. Carter (Start 9/98) (Nominating Comm. Chair)	David J. Carter (left 2/07)					
Daniel Hunter (Start 5/01) (Audit and Compensation Chair)	Daniel Hunter (Audit and Compensation Chair)	Daniel Hunter (Compensation Chair)	Daniel Hunter (Compensation Chair)	Daniel Hunter (left 3/10)		
Raymond C. Smith (Start 3/06)	Raymond C. Smith	Raymond C. Smith	Raymond C. Smith	Raymond C. Smith	Raymond C. Smith	**Raymond C. Smith**
Thomas R. Brown (Start 3/06)	Thomas R. Brown	Thomas R. Brown	Thomas R. Brown (Chairman 4/09)	Thomas R. Brown (Chairman)	Thomas R. Brown (Chairman)	**Thomas R. Brown (Chairman)**
	Laura M. Clague (start 2/07) (Audit Chair)	Laura M. Clague (Audit Chair)	Laura M. Clague (Audit Chair)	Laura M. Clague (Compensation Chair)	Laura M. Clague (Compensation Chair)	**Laura M. Clague (Compensation Chair)**
				Helen C. Adams (start 3/10) (Audit Chair)	Helen C. Adams (Audit Chair)	**Helen C. Adams (Audit Chair)**
						George W. VanDeWeghe (Start 8/12) (Nominating Chair)

Annual Board Compensation:

$12,000	$12,000	$20,000	$20,000	$20,000	$20,000	$20,000

Confidential & Proprietary
© 2013, LRAD Corporation